-------DRAFT -----
                WARRANT AGREEMENT











               NORTHTECH CORPORATION

                        AND

              SIGNATURE STOCK TRANSFER
                  Warrant Agent



           ________________________, 2005

THIS AGREEMENT (the "Agreement") is dated as of  _______________,
2005, by and between NORTHTECH CORPORATION, a Nevada corporation (the "Company") and SIGNATURE STOCK TRANSFER (the "Warrant Agent").

WHEREAS, the Company will issue Warrant Certificates in connection with a public offering of its securities. Pursuant to the terms of the offering, there will be one Common Stock Purchase Warrant (the "Warrants")issued for each Unit purchased in the offering. Each one Warrant will entitle the holder to purchse one share of the Company's common stock at a price of $.25 for a period of three (3) years from the date of the offering, or ________________, 200__.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of the Warrant Certificates and, thereafter, exercise of the Warrants.

NOW THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

1. Warrants/Warrant Certificates. Each one whole Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 7. Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President, attested to by the Company's Secretary, and delivered to the Warrant Agent upon execution of this Agreement.

Subject to the provisions of Sections 3, 5 and 6, the Warrant Agent shall deliver Warrant Certificates in the required whole number denominations to the Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in
Section 6 hereof, no Warrant Certificates shall be issued except
i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

2. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

Each such Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto with the letter "W" appearing on each Warrant Certificate. The Warrant Certificates may immediately be detached. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

3. Exercise. Subject to the provisions of Sections 4 and 7, the Warrants, when evidenced by a Warrant Certificate, may be exercised in whole or in part at any time during the period (the "Exercise
Period") commencing on _______________, 200__ (the "Exercise Date") until ________________, 200___ (the "Warrant Expiration Date", unless extended by a majority vote of the Company's Board of Directors, but in no event after such extended expiration date. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such extension of the Exercise Period. A Warrant shall be deemed to have been exercise immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate.
The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered, together with payment therefor, to the Company at its corporate offices located at Suite 421 - 1917 West 4th Avenue, Vancouver, B.C., Canada V6J 1M7 (the "Corporate Office"), in cash or by official bank or certified check, in an amount equal to the aggregate Exercise Price, in lawful money.

Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in
Section 4 have been satisfied as of the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant, or scrip or cash therefor, and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Shares issuable on such exercise.

Within thirty (30) days after the Exercise Date and in any event prior to the Expiration Date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a ertificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends, if any, on Warrant Shares delivered on exercise of any Warrant.

The Company may deem and treat the Registered Holders of the Warrants as he absolute owners thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holders thereof to any of the rights of shareholders or to any dividends declared on the Common Stock unless the Registered Holder shall have exercised the Warrants and purchased Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to any such dividend or other rights.

4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable upon the exercise of all outstanding Warrant Certificates. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid, non-assessable, and free from all taxes, liens and charges of whatsoever nature with respect to the issuance thereof.

The Company and the Warrant Agent acknowledge that the Company will be required, pursuant to the Securities Act of 1993, as amended (the "Act"), that no Warrants may be exercised nor may Warrant Shares be issued by the Warrant Agent unless, on the Exercise Date: the Company has an effective registration statement covering the issuance of the Warrant Shares under the Act or such issuance is exempt from registration under the applicable state and federal securities laws, rules and regulations of the state in which such Registered Holder resides.

If any Shares of Common Stock to be reserved for the purpose of exercise of Warrant Certificates hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied if and when required.

The Registered Holder shall pay all documentary, stamp, or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent for Shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent appointed by the Company during the term of this Agreement.

5. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate(s)which the Registered Holder making the transfer shall be entitled to receive.

The Warrant Agent shall keep transfer records of all such transactions at its corporate offices which shall register Warrant Certificates and any transfers thereof. On due presentment for registration of transfer of any Warrant Certificate, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees' a new Warrant Certificate(s) representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. Any reasonable fee for any registration of transfer of Warrant Certificates shall be paid by the Registered Holder. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

6. Loss or Mutilation. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and the Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

7. Adjustment of Exercise Price and Shares. In the event of any adjustment of the Exercise Price pursuant to this Section 7, the number of Shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing any such adjusted Exercise Price into the original Exercise Price. The Exercise Price shall be subject to adjustment as follows:

(a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any Shares of its Common Stock as a share dividend or shall subdivide the number of outstanding Shares of Common Stock into a greater number of Shares, then, in either of such events, the Exercise Price per Share of Common Stock purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of Shares of its outstanding Common Stock by combining such Shares into a smaller number of Shares, then, in such event, the Exercise Price per Share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of Shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in Shares of any other class of the Company's securities, or in securities convertible into shares of Common

Stock of the Company, shall be treated as a dividend paid in Common Stock to the extent that Shares of Common Stock are issuable on the conversion thereof.

(b) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provisions shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Share of Common Stock of the Company which he/she/ it would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise a Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the Registered Holders thereof at such addresses as may appear on the records of the of the Company and the Warrant Agent.

(c) Notwithstanding the provisions of this Section 7, no adjustment on the Exercise Price shall be made whereby such Price is adjusted in an amount less than $0.001, the par value of the Company's Common Stock, or until the aggregate of such adjustments shall equal or exceed $0.001.

(d) In the event, prior to the expiration of the Warrant Certificates by exercise or by their terms, the Company shall determine to take a record of the Registered Holders of its Common Stock for the purpose of determining shareholders entitled to receive any Share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the Shares of Common Stock or other securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other Shares, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

(e) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock on exercise of any options pursuant to such plans, or (iii) the issuance of Common Stock in connection ith an acquisition or merger of any type (therefore, the anti-dilution provisions of this Section 7 will not apply in the event a merger or acquisition is undertaken by the Company), in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, or the like.

(f) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares of such Common Stock at such adjusted Exercise Price.

Upon any adjustment of the Exercise Price required to be made pursuant to this
Section 7, the Company, within 30 days thereafter, shall (a) cause to be filed with the Warrant Agent a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (b) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.

8. Duties, Compensation and Termination of Warrant Agent. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustment.

The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct.

The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the exercise of any Warrants as set forth in Section 4.

The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by aninstrument signed by its President and attested to by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on thirty days' prior written notice to the other party. At least fifteen days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination, the Company shall appoint a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.

After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor Warrant Agent.

The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

9. Modification of Agreement. The Warrant Agent and the Company may, by supplemental agreement, make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 51% of the Warrants outstanding. Additionally, except as provided in Section 7, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, the Exercise Price therefor, or the Expiration Date of a Warrant shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

10. Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

                  Suite 421 - 1917 West 4th Avenue
                    Vancouver BC, Canada, V6J 1M7


and in the case of the Warrant Agent:

                  Signature Stock Transfer
                 2301 Ohio Drive, Suite 100
                      Plano, TX 75093

and if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the records maintained by the Warrant Agent and the Company.

11. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the Holders of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any fright, remedy or claim or to impose on any other person any duty, liability or obligation.

12.Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

13. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

14. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

15. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Nevada. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against who such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    NORTHTECH CORPORATION
(Corporate Seal)
                                    By:
                                       ---------------------------------
                                       President and CEO



                                    THE WARRANT AGENT:

                                    SIGNATURE STOCK TRANSFER

                                    By:-------------------------------
                                            Authorized Officer

                                    Title:----------------------------